Exhibit 99.1

RideShare Rental, Inc, formerly YayYo, Inc, announces its entrance into the last mile logistics space through the rentals of transit high roof top cargo vans.

RideShare Rental will take delivery of the first combination of 28 Transit-250 and transit-350 high roof top cargo vans this week with another 50 vans to be delivered by the end of January 2021.

ACME Auto Leasing LLC will extend an additional $1 million line of credit to finance the initial acquisition.

BEVERLY HILLS, CA / ACCESSWIRE / December 15, 2020 / RideShare Rental, Inc., formerly YayYo, Inc (“RSR” or the “Company”) (Other OTC:YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, acting through its wholly-owned subsidiary, Rideshare Car Rentals, LLC, today announced that it is entering into the last mile logistics space by supplying customers with transit high top cargo vans . Rideshare Rental’s acquisition of these vans will be financed through an increase of $1 million in its existing line of credit with ACME Auto Leasing LLC.

Ramy El-Batrawi, CEO of Rideshare Rental said, “With the explosion of Amazon’s business this year, and the resulting competition, the last mile delivery of small parcel market has grown at a torrid pace during 2020, with expectations of double-digit growth to continue into 2023. Vehicles for parcel delivery are in high demand, especially during the Covid-19 crisis. The expansion of Rideshare Rental into this space is expected to help fill some of the current demand, and will further our strategy to diversify the company, which includes our electric vehicles (EV) strategy we announced earlier this year. This diversification should help in making the company less vulnerable to shutdowns.”

Further, Mr. El-Batrawi noted that he is seeing a greater need for additional delivery capacity from local and regional carriers, He commented further that, “Rideshare Rental will soon be positioned to rent thousands of vehicles as national and regional carriers demand for rental vans continue to increase. We believe that high-margin van rentals can surpass passenger vehicle rentals within a very short time.”

Rideshare Rental has entered into a leasing arrangement for the new vans with PDQ Logistics, LLC, a limited liability company whose managing member is Mr. El-Batrawi. In addition, Mr. El-Batrawi has provided ACME Auto Leasing with a personal guarantee on any borrowings on the expanded line of credit being used to finance the acquisition of the vehicles. These relationships constitute “related party transactions” under current SEC rules and regulations.

About Rideshare Rental, Inc. (formerly YayYo, Inc.)

Rideshare Rental, Inc. bridges the gap between rideshare drivers in need of a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. Rideshare Rental uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. Rideshare Rental is a leading provider of rental vehicles to drivers in the ever-expanding gig economy.

Our wholly-owned subsidiary, Rideshare Car Rentals, LLC, is an online rideshare vehicle booking platform created to service the ridesharing, delivery gig economy and the logistics market place, which includes both our owned-fleet vehicles and third party fleet vehicles. Distinct Cars LLC, our other wholly-owned subsidiary, maintains a fleet of vehicles that are commercially available for rent by gig-economy drivers and the logistics market place.

Rideshare Rental provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.yayyo.com).

About ACME Auto Leasing LLC

Since 1982, ACME Auto Leasing LLC has been servicing federal, state and local governments, educational institutions, and law enforcement agencies across the United States. ACME’s full range of turn-key fleet services include vehicle leasing, maintenance and management services.

About PDQ Logistics, LLC

PDQ Logistics, LLC provides modern logistics and transportation solutions, bringing convenience and efficiency to customers through a technology-based, customer-centric approach. PDQ specializes in servicing the last mile, on demand, and large/bulky item pickup and delivery markets. The services it provides include scheduled pickup and delivery, adding capacity to existing networks, providing partners with flexible fleet and driver resources and same-day capabilities, all with operational excellence. PDQ has a large customer base which includes Amazon, Nordstrom’s, Newegg, ACI Logistics, and OnTrac, among many more.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Public Relations Contact

Ramy El-Batrawi

Phone: 888-209-5643

Email: investors@yayyo.com